UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                   FORM 8-KSB
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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 22, 2005

                         Commission File Number: 0-29195

                           ONSCREEN TECHNOLOGIES, INC.
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                 (Name of Small Business Issuer in Its Charter)

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               Colorado                                  84-1463284
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       (State or jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                 Identification No.)


  600 NW 14th Avenue, Suite 100, Portland, Oregon           97209
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     (Address of Principal Executive Offices)            (zip code)

                                 (503) 417-1700
                         (Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

REGISTRANT EXECUTED EMPLOYMENT CONTRACTS WITH CHARLES R. BAKER AND WILLIAM J. CLOUGH, ESQ. OnScreen Technologies, Inc. executed bilateral employment contracts with Charles R. Baker, the registrant's Chief Executive Officer, President and Chairman of the Board of Directors and with William J. Clough, Esq., the registrant's Corporate Secretary, General Counsel and Executive Vice President of Corporate Development. Both employment contracts became effective December 13, 2005 and are for a term of three years. The contracts contain provisions: to terminate the employees for "Just Cause" which will terminate employee compensation; penalty for termination of employee without just cause; medical and dental insurance coverage; employee confidentiality and non-compete obligations.

Charles R. Baker's contract provides for a monthly salary of $22,920 plus an automobile allowance of $1,500. Baker shall receive a one time sign on bonus of $100,000.00, due and payable upon completion of the Equity Round of financing. In addition, Baker shall receive an annual bonus as follows: During the first year of employment Baker's bonus is guaranteed to be at least one hundred thousand dollars ($100,000.00) with the potential of receiving up to one hundred percent (100%) of his annual base salary based upon performance. During the balance of the contract term, Baker shall receive a minimum annual bonus of at least fifteen percent (15%) of his base annual salary with the potential of receiving up to one hundred percent (100%) of his annual base salary based upon performance. Baker shall receive stock options allowing him to purchase two million (2,000,000) shares of the Company's common stock at a price of one cent ($0.01) per share. Said options shall be valid for five (5) years following the date on which they are issued. On the first and second anniversary of his Employment Agreement, respectively, Baker shall be issued stock options under the same terms and conditions as stated above, in equal installments such that at the end of two (2) years he has options to purchase a total number of common shares equaling five percent (5%) of the fully diluted common shares upon the closing of the Equity Financing Round.

Baker is responsible to direct, implement, control and otherwise manage all business; operational; administrative; commercialization; and associated functions within the Registrant. Baker reports directly to the Board of Directors.

William J. Clough's contract provides for a monthly salary of $15,000 plus an automobile allowance of $1,000. Clough shall receive a one time sign on bonus of $50,000.00, due and payable upon completion of the Equity Round of financing. In addition, Clough shall receive an annual bonus as follows: During the first year of employment Clough's annual bonus is guaranteed to be at least twenty-five percent (25%) of his annual base salary with the potential of receiving up to fifty percent (50%) of his annual base salary based upon performance. During the balance of the contract term, Clough shall receive a minimum annual bonus of at least fifteen percent (15%) of his base annual salary with the potential of receiving up to twenty-five percent (25%) of his annual base salary based upon performance.

Clough is a practicing attorney at law, licensed in state and federal courts of California, Illinois and Hawaii. In the capacity as General Counsel, Clough is responsible to direct, implement, control and otherwise manage all legal affairs and corporate governance. In the capacity as Executive Vice President of Corporate Development, Clough is responsible for advising and otherwise working with corporate top management relating to corporate funding, acquisitions, mergers, product approval and general corporate guidance and oversight of operations. Clough reports directly to the Company CEO/President.


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 22nd day of December 2005.


                           OnScreen Technologies, Inc.
                           (Registrant)

                           by: /s/ Charles R. Baker
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                               Charles R. Baker as CEO/President